EXHIBIT 99.2
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[LOGO - MOVADO GROUP INC.]

CONTACT:     Investor Relations
             Suzanne Rosenberg
             Vice President, Corporate Communications
             201-267-8000

             Financial Dynamics
             Leigh Parrish/Melissa Merrill
             212-850-5600

FOR IMMEDIATE RELEASE
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          MOVADO GROUP, INC. ANNOUNCES 33% QUARTERLY DIVIDEND INCREASE

        PARAMUS, NJ - MARCH 29, 2007 -- MOVADO GROUP, INC. (NYSE: MOV), today announced its Board of Directors has approved an increase in the Company's quarterly dividend to $0.08 per share. The increased dividend rate will be effective commencing with the regular quarterly dividend payable on April 30, 2007 to shareholders of record as of April 16, 2007. On an annualized basis, the new dividend rate would increase to $0.32 per share from $0.24 per share.

        Efraim Grinberg, President and Chief Executive Officer, stated, "Our company has a powerful and diverse portfolio of brands that we believe will continue to grow globally. The 33% increase in our dividend marks the seventh consecutive year of increasing our quarterly dividend; underscores our company's strong cash flow and financial position; and demonstrates our on-going commitment to building value for our shareholders."

Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach, Tommy Hilfiger, HUGO BOSS, Juicy Couture and LACOSTE watches worldwide, and operates Movado boutiques and company stores in the United States.


THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "SEEKS," "ESTIMATES," "MAY," "WILL," "SHOULD" AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS IN THIS PRESS RELEASE THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS AND LEVELS OF FUTURE DIVIDENDS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF NEWLY ACQUIRED AND/OR LICENSED BRANDS WITHOUT DISRUPTION TO ITS OTHER BUSINESS ACTIVITIES, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE FASHION AND RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY, COMMODITY PRICE AND EXCHANGE RATE
FLUCTUATIONS, CHANGES IN LOCAL OR GLOBAL ECONOMIC CONDITIONS, AND THE OTHER FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS PRESS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.


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